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                                                             Exhibit 23.5







                                January 14, 2002


WesBanco, Inc.
One Bank Plaza
Wheeling, West Virginia  26003


We hereby consent to the inclusion as an exhibit to the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of WesBanco, Inc. of our letter to the Board of Directors of American Bancorporation and to all references made to such letter and to the firm in the Proxy Statement/Prospectus. Our consent should not be construed as an admission that we are a person from whom a consent is required under section 7 of the Securities Act of 1933.


                                             MCDONALD INVESTMENTS INC.



                                             By: /s/ Ralph Della Ratta, Jr.
                                                 -----------------------------
                                                 Ralph Della Ratta, Jr.
                                                 Senior Managing Director